                                                                  RULE 424(b)(3)
                                                               FILE NO. 33-61649
                                                                AUTONATION, INC.


                       SUPPLEMENT NO. 12 DATED MAY 9, 2001
                       TO PROSPECTUS DATED AUGUST 11, 1995

As a result of the transfer by a Selling Stockholder of Common Stock, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby further supplemented as follows:

                            Shares Beneficially          Shares to be Offered
                            Owned Prior to               for the Selling
Selling Stockholder         the Offering                 Stockholder's Account
-------------------         --------------               ---------------------

Harris W. Hudson             18,396,779                     18,375,000
Limited Partnership